Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------


Tag-It Pacific, Inc.
Los Angeles, California


We hereby consent to the use in the Company's Registration Statements on Form S-8 of our report dated October 17, 1997, relating to the audit of the consolidated financial statements of Tag-It Pacific, Inc., which are contained in and incorporated by reference to the Prospectus dated January 23, 1998 filed with the Securities and Exchange Commission on January 27, 1998, for the year ended August 31, 1997.



                                        /s/ BDO Seidman, LLP

                                        BDO Seidman, LLP


Los Angeles, California
April 15, 1998